UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

BILL Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39149	83-2661725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100 San Jose, California	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 5, 2023, BILL Holdings, Inc. (the “Company”) announced that it will reduce its global workforce by approximately 15%, close its office in Sydney, Australia, allocate resources to its key business priorities in service of small and midsize businesses and focus on improving the profitability of its core business (the “Restructuring”).

The Company estimates that it will incur charges of approximately $29 million to $35 million in connection with the Restructuring, primarily consisting of cash expenditures for severance payments, employee benefits and related costs, in addition to non-cash charges for stock-based compensation expense. The Company expects that the majority of these charges will be incurred in the three months ending December 31, 2023, and substantially all of these charges will have been incurred by June 30, 2024. The Company intends to exclude the charges associated with the Restructuring from its non-GAAP financial measures. The estimated charges are based on certain assumptions and compliance with local laws and regulations in various jurisdictions; actual amounts may differ materially from such estimates.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements contained in this Current Report on Form 8-K other than statements of historical fact, including statements regarding the expected benefits of the Restructuring and the related charges the Company expects to incur, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the difficulties in and effect of implementing the Restructuring, the risk that Restructuring and related charges may be greater than anticipated or not occur in the expected time frame, and the other risk factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and the Company’s other filings filed with the Securities and Exchange Commission. All forward-looking statements herein are based on information available as of the date hereof. The Company assumes no obligation to update or revise the forward-looking statements contained herein in light of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL HOLDINGS, INC.

By:	/s/ John Rettig
John Rettig
President and Chief Financial Officer

Date: December 5, 2023